UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 8, 2023

Commission file number: 000-28837

Idaho Strategic Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

Idaho	82-0490295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 N. 3rd Street, Coeur d’Alene, ID	83814
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (208) 625-9001

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

Effective August 8, 2023, the Board of Directors of Idaho Strategic Resources, Inc. (the “Company”) appointed Carolyn Turner as an independent member of the Company’s Board of Directors.

Ms. Turner is currently the owner and principal of Graham Peak Consulting, LLC in Kingston, ID where she specializes in accounting and finance consulting in the mining and heavy construction industries. Prior to her time at Graham Peak Consulting, Ms. Turner spent over 30 years in the mining industry with companies such as Silver Valley Resources (ASARCO), Coeur Mining, and Hecla Mining Corp. Ms. Turner’s experience includes mine operations, metals marketing, project development and financing. She previously served as the Treasurer for both Hecla Mining and Coeur Mining where her roles were centered around quarterly and annual budgeting, rolling monthly forecasting, economic modeling, mergers and acquisitions, as well as numerous treasury and audit functions.

Ms. Turner’s educational background consists of a Bachelor of Science degree in Business Administration Accounting from Montana State University – Billings, followed by a Master of Business Administration from Regis University, Denver. Ms. Turner is a licensed CPA and has served numerous years as an elected trustee on the Kellogg Idaho Joint School District Board.

With the addition of Ms. Turner, the Company’s Board of Directors now consists of five total directors made up of three independent directors and two non-independent directors. Ms. Turner will serve on the Company’s Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. She will be eligible to receive standard director and committee fees, and to receive grants under the Company’s 2023 Stock Incentive Plan, as described in the Company’s proxy statement for its 2023 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on May 15, 2023.

 There are no family relationships between Ms. Turner and any director or other executive officer of the Company, nor are there any transactions between Ms. Turner or any member of her immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Ms. Turner and any other person or entities pursuant to which Ms. Turner was appointed as a director of the Company.

Item 9.01. Financial Statements and Exhibits

d) Exhibits

99.1	Press Release, dated August 8, 2023, entitled “Idaho Strategic Announces the Addition of Carolyn Turner to the Company’s Board of Directors.”*

*The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW JERSEY MINING COMPANY

By:	/s/ John Swallow
John Swallow
Its:	President & CEO
Date:	August 9, 2023

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